                                                                      EXHIBIT 99





                      RECASTED SUPPLEMENTAL FINANCIAL DATA
                        FOR THE FIRST AND SECOND QUARTERS
                                OF CALENDAR 2000


NOTE -- In connection with its recent change to a December 31 year end for financial reporting purposes, the Company filed a Transition Form 10-K on October 13, 2000. Exhibit 99 of that filing included audited financial statements for calendar 1997, 1998 and 1999. This Exhibit 99 is being filed to provide recasted unaudited financial data for the first and second calendar quarters of 2000. This data should be read in conjunction with the financial statements and notes thereto included in the Form 10-Q For the Quarter Ended September 30, 2000 and those included in the Transition Form 10-K and with the Management's Discussion and Analysis of Financial Position and Results of Operations section of both those reports.

              MITCHELL ENERGY & DEVELOPMENT CORP. AND SUBSIDIARIES
                            BALANCE SHEET INFORMATION
                          (dollar amounts in thousands)


                                                                                   March 31,        June 30,
                                                                                     2000             2000
                                                                                 ------------     ------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents ..................................................     $    46,456      $    33,866
Trade receivables ..........................................................          37,606           89,563
Inventories ................................................................           7,733           15,577
Other ......................................................................           5,437            4,711
                                                                                 -----------      -----------
     Total current assets ..................................................          97,232          143,717
                                                                                 -----------      -----------

PROPERTY, PLANT AND EQUIPMENT, at cost less accumulated depreciation, depletion and amortization of $1,498,713 and $1,520,412
Exploration and production
  Oil and gas properties ...................................................         700,055          719,832
  Support equipment and facilities .........................................          12,772           12,775
Gas services (including investments in equity partnerships)
  Natural gas processing ...................................................          80,970           82,547
  Natural gas gathering ....................................................         170,303          171,119
  Other ....................................................................          86,062           93,985
Corporate ..................................................................           3,493            3,244
                                                                                 -----------      -----------
                                                                                   1,053,655        1,083,502
                                                                                 -----------      -----------

LONG-TERM INVESTMENTS AND OTHER ASSETS .....................................          37,477           37,760
                                                                                 -----------      -----------
                                                                                 $ 1,188,364      $ 1,264,979
                                                                                 ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Oil and gas proceeds payable ...............................................     $    82,236      $   122,329
Accounts payable ...........................................................          36,368           59,432
Income taxes payable .......................................................           9,587            7,283
Accrued liabilities ........................................................          28,003           43,090
                                                                                 -----------      -----------
     Total current liabilities .............................................         156,194          232,134
                                                                                 -----------      -----------

LONG-TERM DEBT .............................................................         354,267          314,267
                                                                                 -----------      -----------

DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes ......................................................         168,518          183,037
Retirement obligations .....................................................          70,978           70,278
Deferred income and other ..................................................          15,952           15,260
                                                                                 -----------      -----------
                                                                                     255,448          268,575
                                                                                 -----------      -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock ...............................................................           5,386            5,386
Additional paid-in capital .................................................         143,521          143,375
Retained earnings ..........................................................         383,213          408,547
Other comprehensive loss ...................................................          (5,890)          (5,890)
Treasury stock, at cost ....................................................        (103,775)        (101,415)
                                                                                 -----------      -----------
                                                                                     422,455          450,003
                                                                                 -----------      -----------
                                                                                 $ 1,188,364      $ 1,264,979
                                                                                 ===========      ===========

              MITCHELL ENERGY & DEVELOPMENT CORP. AND SUBSIDIARIES
                       STATEMENTS OF EARNINGS INFORMATION
                     (in thousands except per-share amounts)


                                                                                        Three Months
                                                                                       Ended March 31
                                                                                  -------------------------
                                                                                     2000           1999
                                                                                  ----------     ----------
REVENUES
Exploration and production ..................................................     $  86,632      $  46,169
Gas services (including a gain of $4,884 from an asset exchange in 2000) ....       227,299        116,445
                                                                                  ---------      ---------
                                                                                    313,931        162,614
                                                                                  ---------      ---------

OPERATING COSTS AND EXPENSES (including
  personnel reduction program costs of $15,652 in 1999)
Exploration and production (net of litigation
  provision reversals of $1,200 in 2000 and $9,000 in 1999) .................        50,910         45,267
Gas services ................................................................       186,838        111,939
                                                                                  ---------      ---------
                                                                                    237,748        157,206
                                                                                  ---------      ---------

SEGMENT OPERATING EARNINGS ..................................................        76,183          5,408
General and administrative expense (including
  personnel reduction program costs of $8,848 in 1999) ......................         7,199         16,316
                                                                                  ---------      ---------
TOTAL OPERATING EARNINGS (LOSS) .............................................        68,984        (10,908)
                                                                                  ---------      ---------

OTHER EXPENSE
Interest expense ............................................................         7,909          9,181
Other, net ..................................................................        (3,688)        (2,127)
                                                                                  ---------      ---------
                                                                                      4,221          7,054
                                                                                  ---------      ---------

EARNINGS (LOSS) BEFORE INCOME TAXES .........................................        64,763        (17,962)

INCOME TAXES ................................................................        21,512         (6,447)
                                                                                  ---------      ---------
NET EARNINGS (LOSS) .........................................................     $  43,251      $ (11,515)
                                                                                  =========      =========

EARNINGS (LOSS) PER SHARE
Basic .......................................................................     $     .88      $    (.23)
Diluted .....................................................................           .87           (.23)

AVERAGE COMMON SHARES OUTSTANDING
Basic .......................................................................        49,121         49,117
Diluted .....................................................................        49,450         49,117

              MITCHELL ENERGY & DEVELOPMENT CORP. AND SUBSIDIARIES
                       STATEMENTS OF EARNINGS INFORMATION
                     (in thousands except per-share amounts)


                                                                                        Three Months               Six  Months
                                                                                       Ended June 30              Ended June 30
                                                                                   -----------------------   -----------------------
                                                                                      2000         1999         2000         1999
                                                                                   ----------   ----------   ----------   ----------

REVENUES
Exploration and production (including a gain of $11,527
  from sale of Hell's Hole area properties in the 1999 periods) .................  $ 109,027    $  68,711    $ 195,659    $ 114,880
Gas services (including a gain of $4,884
  from an asset exchange in 2000's first quarter) ...............................    252,313      138,903      479,612      255,348
                                                                                   ---------    ---------    ---------    ---------
                                                                                     361,340      207,614      675,271      370,228
                                                                                   ---------    ---------    ---------    ---------

OPERATING COSTS AND EXPENSES (including personnel reduction program costs of
  $15,652 in 1999's first quarter)
Exploration and production (net of litigation provision
  reversals of $1,200 and $9,000 in the six-month periods) ......................     57,494       43,703      108,404       88,970
Gas services ....................................................................    219,233      123,161      406,071      235,100
                                                                                   ---------    ---------    ---------    ---------
                                                                                     276,727      166,864      514,475      324,070
                                                                                   ---------    ---------    ---------    ---------

SEGMENT OPERATING EARNINGS ......................................................     84,613       40,750      160,796       46,158
General and administrative expense (including personnel
  reduction program costs of $8,848 in 1999's first quarter) ....................      9,236        6,007       16,435       22,323
                                                                                   ---------    ---------    ---------    ---------
TOTAL OPERATING EARNINGS ........................................................     75,377       34,743      144,361       23,835
                                                                                   ---------    ---------    ---------    ---------

OTHER EXPENSE
Interest expense ................................................................      7,143        9,056       15,052       18,237
Other, net ......................................................................       (559)      (2,471)      (4,247)      (4,598)
                                                                                   ---------    ---------    ---------    ---------
                                                                                       6,584        6,585       10,805       13,639
                                                                                   ---------    ---------    ---------    ---------

EARNINGS BEFORE INCOME TAXES ....................................................     68,793       28,158      133,556       10,196

INCOME TAXES ....................................................................     24,623        9,775       46,135        3,328
                                                                                   ---------    ---------    ---------    ---------

NET EARNINGS ....................................................................  $  44,170    $  18,383    $  87,421    $   6,868
                                                                                   =========    =========    =========    =========

NET EARNINGS PER SHARE
Basic ...........................................................................  $     .90    $     .37    $    1.78    $     .14
Diluted .........................................................................        .89          .37         1.76          .14

AVERAGE COMMON SHARES OUTSTANDING
Basic ...........................................................................     49,172       49,117       49,147       49,117
Diluted .........................................................................     49,689       49,206       49,576       49,176

              MITCHELL ENERGY & DEVELOPMENT CORP. AND SUBSIDIARIES
                      STATEMENTS OF CASH FLOWS INFORMATION
                                 (in thousands)


                                                                            Three Months Ended         Six Months Ended
                                                                                 March 31                   June 30
                                                                          -----------------------   -----------------------
                                                                             2000         1999         2000         1999
                                                                          ----------   ----------   ----------   ----------
OPERATING ACTIVITIES
Net earnings (loss) ...................................................   $  43,251    $ (11,515)   $  87,421    $   6,868
Adjustments to reconcile net earnings (loss)
  to cash provided by operating activities
     Depreciation, depletion and amortization .........................      32,853       28,781       68,235       56,082
     Deferred income taxes ............................................      10,211       (2,201)      25,299        3,242
     Exploration expenses (including exploratory well impairments) ....       1,878        2,628        4,905        4,273
     Distributions in excess of (less than)
       earnings of equity investees ...................................       3,129        2,983       (2,904)       2,686
     Accrued personnel reduction program costs ........................          --       17,620           --       17,620
     Gains from sales of assets .......................................      (4,884)          --       (4,884)     (11,527)
     Litigation provision reversals ...................................      (1,200)      (9,000)      (1,200)      (9,000)
     Other, net .......................................................      (3,457)      (5,585)      (4,069)      (6,195)
                                                                          ---------    ---------    ---------    ---------
                                                                             81,781       23,711      172,803       64,049
     Changes in operating assets and liabilities ......................       6,513       28,455         (923)      38,843
                                                                          ---------    ---------    ---------    ---------
     Cash provided by operating activities ............................      88,294       52,166      171,880      102,892
                                                                          ---------    ---------    ---------    ---------

INVESTING ACTIVITIES
Capital and exploratory expenditures
  Total on accrual basis ..............................................     (49,738)     (27,966)    (116,639)     (52,292)
  Adjustment to cash basis ............................................       1,278       (7,559)      14,139       (4,588)
                                                                          ---------    ---------    ---------    ---------
                                                                            (48,460)     (35,525)    (102,500)     (56,880)
Proceeds from sales of assets .........................................      12,930       13,634       15,805       32,199
Other, net ............................................................         637        2,424          211        3,645
                                                                          ---------    ---------    ---------    ---------
     Cash used for investing activities ...............................     (34,893)     (19,467)     (86,484)     (21,036)
                                                                          ---------    ---------    ---------    ---------

FINANCING ACTIVITIES
Debt repayments .......................................................     (25,000)     (18,500)     (65,000)     (48,500)
Cash dividends ........................................................      (6,229)      (6,229)     (12,459)     (18,687)
Other .................................................................         260         (240)       1,905         (317)
                                                                          ---------    ---------    ---------    ---------
     Cash used for financing activities ...............................     (30,969)     (24,969)     (75,554)     (67,504)
                                                                          ---------    ---------    ---------    ---------
INCREASE IN CASH AND CASH EQUIVALENTS .................................      22,432        7,730        9,842       14,352
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ........................      24,024       15,333       24,024       15,333
                                                                          ---------    ---------    ---------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD ..............................   $  46,456    $  23,063    $  33,866    $  29,685
                                                                          =========    =========    =========    =========

              MITCHELL ENERGY & DEVELOPMENT CORP. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                                 (in thousands)


                                                               Inter-     Segment       Total                    Capital
                                                    Outside    segment   Operating    Operating                 Expendi-
                                                   Revenues   Revenues   Earnings      Earnings       DD&A      tures(a)
                                                   ---------  ---------  ---------   ------------   --------    ---------
THREE MONTHS ENDED MARCH 31, 2000
EXPLORATION AND PRODUCTION
Operations .....................................   $ 86,632   $     --   $ 34,522    $ 32,212       $ 27,217    $ 42,495
Water well litigation provision reversal .......         --         --      1,200       1,200             --          --
                                                   --------   --------   --------    --------       --------    --------
                                                     86,632         --     35,722      33,412         27,217      42,495
                                                   --------   --------   --------    --------       --------    --------
GAS SERVICES
Natural gas processing .........................    163,299     36,234     28,237      27,495          1,644       1,848
Natural gas gathering and marketing ............     56,880     88,895      5,301       4,442          3,505       5,315
Other ..........................................      2,236         --      2,039       1,977             27          24
Gain from asset exchange .......................      4,884         --      4,884       4,884             --          --
                                                   --------   --------   --------    --------       --------    --------
                                                    227,299    125,129     40,461      38,798          5,176       7,187
                                                   --------   --------   --------    --------       --------    --------

CORPORATE ......................................         --         --         --      (3,226)(b)        460          56
                                                   --------   --------   --------    --------       --------    --------
                                                   $313,931   $125,129   $ 76,183    $ 68,984       $ 32,853    $ 49,738
                                                   ========   ========   ========    ========       ========    ========

THREE MONTHS ENDED MARCH 31, 1999
EXPLORATION AND PRODUCTION
Operations .....................................   $ 46,169   $     --   $    426    $ (2,550)      $ 24,375    $ 23,118
Water well litigation provision reversal .......         --         --      9,000       9,000             --          --
Personnel reduction program costs ..............         --         --     (8,524)     (8,524)            --          --
                                                   --------   --------   --------    --------       --------    --------
                                                     46,169         --        902      (2,074)        24,375      23,118
                                                   --------   --------   --------    --------       --------    --------
GAS SERVICES
Natural gas processing .........................     65,873      8,391      1,202         402            964       1,506
Natural gas gathering and marketing ............     47,839     51,387      7,915       7,006          2,704       3,371
Other ..........................................      2,733         --      2,517       2,425             27          44
Personnel reduction program costs ..............         --         --     (7,128)     (7,128)            --          --
                                                   --------   --------   --------    --------       --------    --------
                                                    116,445     59,778      4,506       2,705          3,695       4,921
                                                   --------   --------   --------    --------       --------    --------

CORPORATE ......................................         --         --         --     (11,539)(b)        711         (73)
                                                   --------   --------   --------    --------       --------    --------
                                                   $162,614   $ 59,778   $  5,408    $(10,908)      $ 28,781    $ 27,966
                                                   ========   ========   ========    ========       ========    ========

THREE MONTHS ENDED JUNE 30, 2000
EXPLORATION AND PRODUCTION .....................   $109,027   $     --   $ 51,533    $ 49,310       $ 28,084    $ 54,302
                                                   --------   --------   --------    --------       --------    --------

GAS SERVICES
Natural gas processing .........................    141,723     46,573     16,210      15,415          1,576       3,453
Natural gas gathering and marketing ............    101,162    128,577      7,617       6,767          5,292       8,824
Other ..........................................      9,428         --      9,253       9,179             26         145
                                                   --------   --------   --------    --------       --------    --------
                                                    252,313    175,150     33,080      31,361          6,894      12,422
                                                   --------   --------   --------    --------       --------    --------

CORPORATE ......................................         --         --         --      (5,294)(b)        404         177
                                                   --------   --------   --------    --------       --------    --------
                                                   $361,340   $175,150   $ 84,613    $ 75,377       $ 35,382    $ 66,901
                                                   ========   ========   ========    ========       ========    ========

THREE MONTHS ENDED JUNE 30, 1999
EXPLORATION AND PRODUCTION
Operations .....................................   $ 57,184   $     --   $ 13,481    $ 11,351       $ 23,401    $ 21,091
Gain on sale of Hell's Hole area properties.....     11,527         --     11,527      11,527             --          --
                                                   --------   --------   --------    --------       --------    --------
                                                     68,711         --     25,008      22,878         23,401      21,091
                                                   --------   --------   --------    --------       --------    --------
GAS SERVICES
Natural gas processing .........................     75,585     19,769      8,273       7,596            905       1,269
Natural gas gathering and marketing ............     61,366     50,297      5,701       4,931          2,366       1,739
Other ..........................................      1,952         --      1,768       1,693             26          48
                                                   --------   --------   --------    --------       --------    --------
                                                    138,903     70,066     15,742      14,220          3,297       3,056
                                                   --------   --------   --------    --------       --------    --------

CORPORATE ......................................         --         --         --      (2,355)(b)        603         179
                                                   --------   --------   --------    --------       --------    --------
                                                   $207,614   $ 70,066   $ 40,750    $ 34,743       $ 27,301    $ 24,326
                                                   ========   ========   ========    ========       ========    ========

----------

(a) On accrual basis, including exploratory expenses and acquisitions.

(b) General corporate expenses; 1999's first quarter amount includes personnel reduction program costs of $8,848.